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                                                                    EXHIBIT 10.4


                        MANUFACTURING SERVICES AGREEMENT


         This Manufacturing Services Agreement (the "AGREEMENT") is entered into on July 3, 1999 by and between Motorola, Inc., with offices at 3501 Ed Bluestein Blvd., Austin, Texas 78762 and at 6501 William Cannon Drive West, Austin, Texas 78735, ("MOTOROLA"), Advanced Semiconductor Engineering, Inc., with offices at Room 1901, Taiwan World Trade Center International Bldg., 19th Floor, No. 333 Keelung Road, Section 1, Taipei, Taiwan, Republic of China ("ASE INC.") and ASE (Chung Li) Inc., with offices at _______________ ("ASE (CHUNG LI)") and, collectively with ASE Inc., "ASE"). Each of Motorola and ASE is a "Party".

                              W I T N E S S E T H:

         WHEREAS, Motorola designs and develops semiconductor products which it sells to the commercial market, and wishes to contract with a third party for the assembly, test and associated services regarding certain of these products;

         WHEREAS, ASE has the capacity and skill to perform the assembly, test and associated services on high quality semiconductor products in volume; and

         WHEREAS, Motorola and ASE desire to establish a strategic supplier relationship in which ASE will utilize the capacity at its final semiconductor manufacturing operation and facilities of ASE (Chung Li) located at Chung Li, Taiwan (the "CHUNG LI FACILITY") and, subject to the terms and conditions of this Agreement, the facilities of ASE Inc. located at Kaohsiung, Taiwan (the "ASE KAOHSIUNG FACILITY") and the facilities of ASE Test, Inc. located at Kaohsiung, Taiwan (the "ASE TEST KAOHSIUNG FACILITY") on a priority basis to perform the assembly, test and associated services on certain semiconductor products for Motorola;

         NOW, THEREFORE, Motorola and ASE agree to enter this Agreement to accomplish the foregoing premises in accordance with the following terms and conditions:

1.       PURPOSE OF THIS AGREEMENT

         The purpose of this Agreement is to provide the terms and conditions which shall be applicable to the assembly, test and associated services provided to Motorola by ASE, upon the purchase of the Chung Li Facility from Motorola by ASE (Chung Li).

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         This Agreement does not limit in any way Motorola's right to perform the Work (as defined below) or to have others to perform the same or similar Work on the Contract Products (as defined below) for any reason.

         ASE shall commence performing services for Motorola on the date hereof, and shall complete the services within the time and monetary limitations specified from time to time by Motorola pursuant to the terms hereof. If in the course of performing the Work ASE determines that it shall be unable to complete it within the time and monetary limitations specified pursuant to the terms hereof, ASE shall notify Motorola promptly of such determination in writing.

2.        DEFINITIONS

         "ASE FACILITY" means the Chung Li Facility and, subject to the terms and conditions of this Agreement, ASE Kaohsiung Facility, the ASE Test Kaohsiung Facility and any other ASE facility in Taiwan.

         "CONTRACT PRODUCTS" means, collectively, those Motorola-designed products which are described in the Supplements (as defined below) to this Agreement.

         "DIE" means an integrated circuit chip as cut (diced) from a finished wafer.

         "SCRAP" means any die or device, in any stage of the Work and regardless of its functionality, that is not in conformity with the requirements of this Agreement for the Contract Products.

         "SPECIFICATIONS" means the technical specifications provided by Motorola for each of the Contract Products.

         "SUPPLEMENT" means a written appendix to this Agreement, as amended from time to time pursuant to Subsection 16(B) hereof, which is agreed to by the Parties as indicated by their signatures thereon. Each Supplement shall set forth the prices to be paid by Motorola for the Contract Products.

         "TECHNICAL INFORMATION" means the information identified as technical information in any Supplement, which is used in relation to the Contract Products described in the same Supplement.

         "WAFER" means a crystalline substrate for integrated circuit fabrication which, when fully processed, consists of a number of finished Die.


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         "WORK" means specified assembly, test and associated services to be provided by ASE on finished Die owned by Motorola for the manufacture of the Contract Products.

         Capitalized terms not defined herein shall have the meanings attributed to them in the Asset Purchase Agreement.

3.       DURATION AND TERMINATION

         The Agreement shall become effective on the date hereof and, subject to earlier termination in accordance with Section 30 hereof, it shall continue to be in full force and effect for five (5) years.

4.       MANUFACTURING SITE RESTRICTION

         All Work performed by ASE shall take place at the Chung Li Facility or, once they are qualified, at the ASE Kaohsiung Facility or the ASE Test Kaohsiung Facility. Motorola agrees to commence qualification procedures of the ASE Kaohsiung Facility and the ASE Test Kaohsiung Facility to perform the Work within a reasonable period of time following the effective date of this Agreement. ASE shall pay for the qualification of the ASE Kaohsiung Facility, the ASE Test Kaohsiung Facility and any other additional ASE facility.

5.       COORDINATION

         (A) Each Party shall designate a coordinator (the "COORDINATOR") to represent that Party in the implementation of this Agreement. Either Party may change its Coordinator by written notice to the other Party.

         (B) ASE shall identify to Motorola an account team dedicated to the implementation of this Agreement, which team shall include, at a minimum, an account executive, an account manager, a customer service representative and engineering support personnel.

         (C) Motorola shall have the right to assign, from time to time, its employees (the "MOTOROLA EMPLOYEES") at the ASE Facility to perform work in connection with this Agreement. ASE shall grant the Motorola Employees full access to the areas of the ASE Facility where the Contract Products are manufactured or located. ASE shall provide the Motorola Employees with designated and secure office space and full access to conference rooms and food, rest and parking facilities. ASE shall allow the Motorola Employees to be active participants on problem-solving teams with respect to the manufacture of the Contract Products. While at an ASE Facility, the Motorola Employees shall abide


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by the policies and regulations of ASE, and Motorola shall, at ASE's reasonable request, replace or reassign any such employees who fail to do so.

         (D) The Parties shall plan and schedule, at a minimum, semi-annual business reviews. The reviews shall focus on the current and forecast business activities, feedback on performance and factory metrics, key improvement programs and activities focused on enhancing the relationship between the Parties, and a review of the status of open issues and action items. These reviews are agreed to be a key activity of the Parties.

6.       BAILMENT OR CONSIGNMENT OF MOTOROLA PROPERTY TO
         ASE

         (A) As used in this Agreement, the term "Bailed Property" shall mean and include any and all Die, material, components or equipment owned by Motorola and provided to ASE under bailment or consignment for the performance of the Work. Title to the Bailed Property shall at all times remain vested in Motorola, but the risk of loss and damage to any item of the Bailed Property shall pass to ASE during such time as the item is in ASE's possession or control.

         (B) ASE agrees that it shall, at all times, keep all of the Bailed Property within the relevant ASE Facility unless otherwise authorized in writing in advance by Motorola. Motorola shall have the right to enter an ASE Facility at any time during ASE's regular business hours to inspect and account for the Bailed Property.

         (C) ASE agrees to develop, implement and utilize procedures to fully account for the Bailed Property as it is transferred between the Parties, and to comply with Motorola's reasonable instructions regarding inventory accounting and security procedures.

         (D) If any equipment owned by Motorola is provided as Bailed Property to ASE, during any transfer the transferor shall provide a list identifying each item of equipment by description, serial number and the Motorola asset number (if any) and shall obtain the signature of the transferee to evidence the receipt of such item(s). Upon any transfer, the transferee shall be responsible for inspecting the item(s) of equipment and notifying the transferor in writing immediately, but in any event no later than five (5) calendar days thereafter, of any and every item which is not in good and proper working condition. ASE shall return all Bailed Property to Motorola FOB ASE's dock in its original condition, less ordinary wear and tear, upon expiration or termination of this Agreement.


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         (E) Unless otherwise mutually agreed, ASE shall be responsible for any maintenance and repair of any equipment provided as Bailed Property while it is in ASE's possession or control, but ASE shall not make any alterations or modifications to any such equipment without prior written consent by Motorola. Titles to all additions, parts, accessories, improvements and attachments to any equipment which is Bailed Property, whether provided by ASE or Motorola, shall immediately vest in Motorola and shall be deemed thereafter to constitute a part of the Bailed Property. Notwithstanding the foregoing, attachments provided by ASE which, in both parties reasonable opinion, may be readily removed without reducing the value of the Bailed Property shall remain the property of ASE.

         (F) ASE shall use all Bailed Property solely for the performance of the Work, in a careful and proper manner and in compliance with all applicable laws, rules and regulations relating to the possession and use of the Bailed Property. ASE shall be liable for Motorola's damages (except special, indirect or consequential damages) which result from ASE's violation of this Subsection 6(F).

         (G) Motorola may take possession of any equipment that is Bailed Property at any time such item(s) have not been utilized by ASE for any reason for a period of five (5) consecutive calendar days to meet any unfilled requirement for the Work, whether because of any events or conditions set forth in Section 27 hereof or otherwise. If the failure of ASE to so utilize any item of the Bailed Property is caused by a final adjudication of bankruptcy or insolvency of ASE, Motorola shall be entitled to take possession of the Bailed Property immediately and without notice. If any of the preceding situations arises ASE shall, upon Motorola's instruction, properly prepare for immediate shipment and delivery of such items of the Bailed Property to any location designated by Motorola, F.O.B. ASE's dock.

7.       SPECIFICATIONS AND REQUIREMENTS FOR THE WORK

         (A) Upon the commencement of this Agreement, ASE agrees that the Work shall conform to such product qualification, vendor qualification, equipment qualification, processing, quality control, reliability, yield reporting and inspection specifications and requirements as existed immediately prior to the purchase of the Chung Li Facility from Motorola by ASE, and as are incorporated in Motorola specifications 12MRB18841C, 12MWS70485A, 12MRHO2030A and 12AAQSM120.
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         (B) Motorola may change any specifications or requirements by providing written notice to ASE. If any such change, in ASE's opinion, is incompatible with ASE'S existing equipment, or would adversely affect ASE's existing productivity rates or material costs at the relevant ASE Facility, Motorola, upon prompt notice by ASE, and ASE shall in good faith negotiate a reasonable and mutually acceptable solution.

         (C) Unless otherwise agreed, ASE shall provide a written notice to
Motorola                     *                               prior to making any
changes that may affect any of the Contract Products. In addition, ASE shall, upon request, provide reliability and other data concerning such changes in sufficient detail to allow determination by Motorola as to (i) the effect of such changes on the Contract Products and (ii) whether requalification of the Contract Products by or for customers requiring process control is required. Motorola shall have the right to approve such changes if customer approval is required.

         (D) If ASE is required to apply Motorola's name, trademark, logo or similar information (collectively, the "MARKS") on any Contract Products, ASE agrees that it shall not acquire or claim any right, title or interest thereto, nor shall it use any of the Marks in any other manner except as has been specifically authorized in writing by Motorola. All Marks shall remain the property of Motorola.

8.       CAPACITY PLANNING AND FORECASTING

         (A) As a condition to the execution of this Agreement, Motorola shall provide ASE with a written forecast for the total monthly volume of the Contract Products, itemized by package type and pin count, that Motorola plans to order
from ASE during                        *
After the end of each subsequent month, Motorola shall provide ASE with an
update to the forecast (a "           *         Forecast"), which is to be used
by ASE to allocate capacity for the Work. The         *            Forecast
shall establish the minimum capacity of ASE to be available to Motorola during
each month of the immediately following        *          period, upon the
acceptance thereof by ASE. The absence of any notice of objection to a
    * Forecast given by ASE within seven (7) calendar days of the date of receipt shall be deemed as acceptance by ASE. Motorola makes no representation or warranty with respect to the accuracy of any
 *      Forecast.

         (B) Using the       *     Forecasts, ASE will provide sufficient
capacity for                       *                    of the Work specified
for each month. ASE will place orders for materials using such suppliers and


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upon such lead times as Motorola and ASE shall mutually agree. If Motorola's forecasts for any Contract Products significantly decrease, and such decrease
results, after      *     , in more than        *        of inventory of unique
materials purchased by ASE to support Motorola's requirements, and which inventory cannot be used for any other ASE customer, then Motorola will purchase
the inventory above      *     from ASE          *      , provided
that ASE had purchased reasonable quantities of such materials based on Motorola's forecasts. It is ASE's intention to work with its suppliers and with Motorola to allocate certain of such risks among all parties to the extent practicable, and it is understood by the parties that the provisions of this
Section 8(B) are subject to review by the parties concurrently with the issuance of any new pricing Supplement pursuant to Section 16 of this Agreement.

         (C) ASE and Motorola shall negotiate in good faith on the financial obligation of each Party with respect to, and delivery times for, any capital equipment required by ASE to support Motorola's requirements if such equipment is unique to Motorola's specifications and cannot be used without material modification or expenditure by ASE to support other customers. Such negotiation shall include good faith attempts of the Parties to find alternative uses for such equipment. This Subsection shall not apply to capital equipment additions within the contemplation of the Parties prior to the effective date of this
Agreement, which includes ASE's approved      *    for the Chung Li Facility and
another      *       planned to support Motorola's MAPBGA ramp-up.

         (D) ASE agrees to use commercially reasonable efforts to accommodate mix and option changes required by Motorola's business needs.

         (E) If the Work required is either significantly more or significantly
less than that specified by the       *      month forecast, Motorola shall
communicate such information to ASE as soon as such information is available.

9.       ORDER PLACEMENT AND DELIVERY

         (A) Blanket purchase orders for Contract Products shall periodically be placed by Motorola with ASE. The sole purpose of the blanket purchase order is to establish the price for each Contract Product, as set forth in the Supplements to this Agreement and any new Contract Products added to this Agreement, and to provide a purchase order number which ASE's invoices shall reference. All preprinted terms and conditions contained in the blanket purchase orders, including the aggregate purchase prices, are superceded by the terms and conditions of this Agreement and the Supplements hereto. Motorola's actual orders for the Contract Products shall also be placed with ASE periodically. The actual orders shall provide details regarding specific Contract Products, mix,

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quantities, shipping instructions and requested shipment dates. ASE agrees to comply with the requested shipment dates unless it advises Motorola otherwise within seven (7) calendar days following its receipt of the actual orders. ASE shall use its commercially reasonable efforts to deliver the exact quantity of the Contract Products ordered. ASE shall adopt Motorola's Demand Driven Production Requirements (DDPR) system for piece part forecasting and, unless otherwise mutually agreed, ASE shall adopt Motorola's Contract House Accounts Payable System (CHAPS) for inventory accounting and payment.

         (B) "ON-TIME DELIVERIES" means as deliveries made no more than
* days before or on ASE's scheduled delivery dates. Time is of the essence in delivery. ASE shall establish a system to ensure all deliveries to be made on time.

         (C) If      *      per cent   *    on-time deliveries are not achieved,
ASE agrees to take appropriate corrective actions, including communication of the delivery problems to Motorola. ASE shall also take a systematic approach to develop, evaluate and monitor adherence to established on-time delivery requirements. ASE will notify Motorola when the on-time delivery requirement will not be met. ASE and Motorola will in good faith negotiate the compensation to be paid by ASE to Motorola, if any, for actual, direct damages incurred by Motorola as a result of such late delivery. ASE agrees to implement Supplier Managed Inventory with Motorola so that Contract Products will be provided on a demand-pull basis.

10.      CANCELLATIONS AND SCHEDULE CHANGES

         (A) ASE may cancel a firm order   *  if it terminates this Agreement on
the basis of an uncured payment default by Motorola as provided in Subsection 30(A) hereof.

         (B) Delivery schedule changes may be made by mutual agreement. Motorola is not obligated to accept any unscheduled deliveries of Contract Products; however, ASE may ship ahead of Motorola's requested schedule up to a maximum of
      *        calendar days early.

11.      SHIPMENT AND ACCEPTANCE

         (A) ASE shall ship the Contract Products to the destinations identified by Motorola. Motorola shall acknowledge to ASE the receipt of each shipment of Contract Products, stating the quantity and type of, and any damages existing at
delivery to, such Contract Products within           *             of receipt at
Motorola's ultimate destination. At Motorola's request, ASE shall hold the contained

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Contract Products and delay shipment for up to thirty (30) calendar days. ASE shall certify to Motorola with each shipment that the Contract Products therein have successfully passed applicable testing and meet all specifications. Acceptance testing of the Contract Products delivered to Motorola shall be
performed by Motorola within              *                of receipt.

         (B) If Motorola rejects any Contract Products, Motorola and ASE shall confer to determine the reason for the rejection. ASE shall immediately exercise commercially reasonable efforts to develop and implement a corrective action plan for any errors, including manufacturing errors or defects, identified in its systems. All properly rejected Contract Products that are confirmed by ASE to be nonconforming may be returned to ASE for a refund at the purchase price stated in the applicable Supplement, plus Motorola's shipping cost, or may be retained by Motorola subject to a mutually agreed credit issued by ASE to be applied to future orders by Motorola. Title and risk of loss or damage to return merchandise authorization (RMA) material shall pass to ASE ExWorks (EXW) (Incoterms 1990) Motorola's dock.

12.      SCRAP

         (A) The scrap rates for the Scrap of each type of the Contract Products shall not exceed the corresponding average rates experienced by Motorola at the Chung Li Facility during 1999 while Motorola owned the Facility. Motorola represents that such average scrap rates are true and correct and have resulted from its normal course of business. ASE shall credit Motorola, at Motorola's selling price for the relevant Contract Product, for Scrap in excess of the applicable average rate. ASE shall use commercially reasonable efforts to continually reduce Scrap rates for Contract Products.

         (B) ASE shall dispose of any Scrap in accordance with applicable laws and Motorola's written instructions. Upon request, ASE shall ship all Scrap to Motorola separately from any of the Contract Products or Bailed Property in clearly-marked boxes so as to identify the items contained therein. Motorola shall pay for all reasonable shipping costs with respect to such scrap.

13.      PACKAGING

         (A) All packaging of the Contract Products shall consist of anti-static materials and shall be resistant to any damage which may result in failure to meet specifications. ASE shall notify Motorola in writing and in advance of changes in existing packaging, even if such changes are within Motorola's specifications.

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         (B) Unless otherwise directed in writing by Motorola, ASE shall make no reference and place no identification in its packaging of any goods, boxes, or containers which would indicate that ASE is the manufacturer of the goods contained therein.

14.      RELIABILITY DATA

         (A) ASE agrees to provide reliability data which demonstrates the ability of the manufacturing processes used for assembling and testing the Contract Products to meet Motorola's reliability criteria. Any exceptions to these criteria shall be reviewed on a product-by-product basis. Motorola shall have the right to use the reliability data concerning the Contract Products for the sole purposes of preparing sales and promotional information concerning the Contract Products for Motorola's actual or potential customers. ASE's reliability testing methods and conditions shall be subject to review by Motorola from time to time, and any changes thereto requested by Motorola shall be mutually agreed before implementation.

         (B) ASE agrees to maintain records regarding all Contract Products provided to Motorola for three (3) years after shipment. Such records shall be in a hard copy format, unless and except to the extent Motorola consents to another form of storage, which consent shall not be unreasonably withheld. All Contract Products shall be traceable throughout the entire process of the Work. The records shall include quality control data, process deviation notes, assembly records, deviations, burn-in conditions, final test data and finished goods top side date codes. ASE shall maintain lot history records for a period of three (3) years. All lot history records are the property of ASE but shall also be considered confidential information of Motorola. Motorola shall have access to the lot history records concerning all Motorola Contract Products at any time during ordinary business hours.

         (C) ASE agrees to provide, upon request, timely failure analyses on the Contract Products that are beyond either Motorola's analysis capability or which are returned for the purposes of feedback and correlation. Motorola agrees to provide timely failure analysis data to ASE for the sole purposes of feedback and correlation.

         (D) To avoid delays in the processing of the Contract Products, ASE shall notify Motorola of any known failure mechanisms and defects which are, or are suspected to be, present in any completed Contract Product. Motorola shall make reasonable efforts to assist ASE in its efforts to correct such failure mechanisms and/or defects.


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15.      QUALITY

         (A) ASE shall take all actions required to obtain and maintain QS9000 certification or recertification for the Facility as soon as practicable, but in any event no later than December 31, 1999, and Motorola shall assist ASE in this effort.

         (B) ASE agrees to implement regular quality system reviews for all Contract Products with Motorola. Motorola shall provide the details of such reviews to ASE in writing at least one month in advance.

         (C) ASE agrees to nurture a quality culture within each ASE Facility. Quality systems shall include online Statistical Process Control (SPC) with statistically valid limits. ASE shall nurture a culture which responds to established limits and shall cease production if these limits are exceeded. ASE shall strive for excellence in quality with continuous improvement methods.

16.      PRICES

         (A) Subject to Section 18, pricing for the Contract Products under this Agreement shall be specified in the Supplements to this Agreement. Prices shall be in U.S. dollars and shall be EXW. (Incoterms 1990) ASE's dock. The Supplement
covering the        *        period is attached hereto as Annex A.



                                     *





         (B)
                                     *

           If either Party desires to renegotiate the prices on an
anniversary date of the date hereof, it shall notify the other Party at least sixty (60) calendar days prior to such date. The relevant factors in renegotiating the prices shall include market prices for the services provided
by ASE, the                          *
      and the benefit to ASE of Motorola's efforts to improve ASE's manufacturing process to meet. Motorola's stringent quality standards.

                                     *


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industry standard, and that, barring exceptional circumstances, prices per pin count will generally decrease over time.

         (C)


                                       *


 ASE shall establish an internal review process to assure compliance with this Subsection 16(C), and shall certify its compliance to Motorola at least quarterly, both verbally, with an opportunity for Motorola to ask questions, and, if requested, in the form of a written letter to Motorola.

         (D) Motorola shall have the right to cause ASE to appoint an independent certified public accounting firm (the "Auditor") selected by ASE and approved by Motorola, which approval shall not be unreasonably withheld, to audit ASE's compliance with Subsection 16(C) hereof. The Auditor shall only have access to information that is reasonably necessary to verify ASE's compliance with Subsection 16(C) hereof, and must maintain the confidentiality of such information.


                                       *


17.      PAYMENT TERMS

         Unless otherwise mutually agreed, ASE shall invoice Motorola on or after delivery of any Contract Products, and shall submit all invoices to Motorola's Accounts Payable department at Motorola, Inc., Procurement Financial Services, P.O. Box 20922, Phoenix, Arizona 85036 (telephone (602) 952-3828), or such other address as Motorola may provide. Motorola shall make payments to ASE
no later than            *                  after receipt of invoice.

18.      COST REDUCTION EFFORTS

         (A) Motorola and ASE agree to form a joint cost reduction task force focused on continuous cost improvements for Work on Contract Products, materials, and equipment. Demonstrated cost reductions resulting from joint efforts shall result in immediate prices decreases to Motorola of
      *          of the cost savings if such cost reductions are implemented by
ASE for other customers, or of           *           of the cost savings if
limited to Work on Contract Products.

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         (B) If, in the reasonable opinion of both parties, Motorola is solely responsible for cost reductions associated with the performance of the Work, ASE shall immediately reduce the prices of the affected Contract Products by
          *            of the per unit cost savings derived from such reduction.
If such cost reduction results from the use of Motorola's Confidential Information (as defined in Section 23 hereof), ASE shall use such Confidential Information only with respect to the Work, and not any other work or services for other customers or suppliers unless, and only to the extent Motorola licenses such use.

         (C) Motorola agrees in good faith to work with its suppliers who have Supplier Managed Inventory Agreements with Motorola to obtain the benefits of such agreements for ASE.

19.      WARRANTIES

         (A) ASE warrants that, at the time of delivery of Contract Products to
Motorola and for a period          *         following the date thereof, all
such Contract Products shall (i) be clear of any liens and encumbrances, (ii) be free from any defects in material and workmanship attributed to the Work and
(iii) conform to all written specifications relating thereto.

         (B) With respect to defective units, ASE shall either rework the units if returned, replace the units
                                   *                           . All costs
associated with such returns, replacements, rework and corrections shall be borne by ASE, including all labor, materials, installation, repair, service, transportation and other charges. ASE expressly assumes all risks of loss or damage to the units returned by Motorola while such units are in transit.

         (C) In the event that repeated field failures occur with respect to a Contract Product, or a significant field failure occurs which requires immediate attention, ASE and Motorola shall discuss a solution in good faith.

         (D) ASE hereby represents and warrants that none of the Contract Products shall be manufactured with, or contain, Class 1 ozone depleting substances.

         (E) To the extent that the performance of the Work depends on certain information technology that processes, provides and/or receives date data, ASE represents and warrants that it will use commercially reasonable efforts to ensure that the Work shall not be materially interrupted or adversely impacted by "year 2000 problems" associated with ASE's operations.


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         (F) All warranties shall survive the acceptance and payment by
Motorola.

20.      INDEMNITY

         (A) ASE agrees to indemnify, defend and hold harmless Motorola, its officers, agents and employees from any and all claims, costs, attorney fees, fines, and similar expenses of whatsoever kind or character, including, but not limited to, those resulting from injury or death to persons or damage to property to the extent due to any negligence or willful misconduct of ASE, its officers, employees, subcontractors, or agents acting on ASE's behalf in connection with ASE's obligations under this Agreement.

         (B) Motorola agrees to indemnify, defend and hold harmless ASE, its officers, agents and employees from any and all claims, costs, attorney fees, fines, and similar expenses of whatsoever kind or character, including, but not limited to, those resulting from injury or death to persons or damage to property to the extent due to any negligence or willful misconduct of Motorola, its officers, employees, subcontractors, or agents acting on Motorola's behalf in connection with Motorola's obligations under this Agreement.

         (C) ASE agrees to defend, at its expense and with counsel chosen by it, any suits brought against Motorola based upon the claim that any of the Work infringes or violates any patent, mask work, copyright, trade secret, or other intellectual property right other than those alleged infringements or violations instructed or requested by Motorola, and to pay all liabilities, costs, and damages finally determined in any such suit against Motorola. Motorola shall promptly notify ASE in writing of any such suit and shall provide reasonable assistance to ASE in connection with defending such suit. If the use and sale of any of the Contract Products is enjoined as a result of such suit, ASE, at its option and at no expense to Motorola, shall either obtain for Motorola the right to use and sell the Contract Products or shall substitute an equivalent method for performing the Work which is acceptable to and qualified by Motorola. This Subsection (C) does not extend to any suit based upon any infringement or alleged infringement of any patent, copyright, mask work, trade secret or any other intellectual property right (i) caused by any article of Motorola's design or formula, or (ii) the use of any manufacturing process licensed to ASE by Motorola.

         (D) Motorola agrees to defend, at its expense and with counsel chosen by it, any suits brought against ASE based upon the claim that any of the Contract Products produced by ASE for Motorola infringes any patent, mask work, copyright, trade secret or other intellectual property right, if such infringement arises from compliance by ASE with Motorola's specifications or formula, and to pay all liabilities, costs, and damages finally determined in any such suit against ASE. ASE shall promptly notify Motorola in writing of any such suit and shall provide reasonable assistance to Motorola in connection with defending such suit.

         (E) THE FOREGOING PROVISIONS STATE THE ENTIRE LIABILITY OF EITHER PARTY WITH RESPECT TO INFRINGEMENT OF PATENT, COPYRIGHTS, MASK WORKS, TRADE SECRETS, OR ANY OTHER INTELLECTUAL PROPERTY RIGHT CLAIMS OF ANY TYPE. WITHOUT LIMITING THE OBLIGATIONS OF EITHER PARTY UNDER SUCH FOREGOING PROVISIONS, IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR ANY SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES OF ANY NATURE WHATSOEVER AGAINST THE COUNTERPARTY (INCLUDING, WITHOUT LIMITATION, LOST PROFITS) ARISING FROM INFRINGEMENT OR ALLEGED INFRINGEMENT OF PATENT, COPYRIGHTS, MASK WORKS, TRADE SECRETS, OR ANY OTHER INTELLECTUAL PROPERTY RIGHT.

21.      INSURANCE

         (A) At all times during the term of this Agreement, ASE shall maintain, in full force and effect and at its sole expense, the following forms of insurance:

             (1) at least       *         of insurance to cover any loss,
         theft or damage to the Contract Products or the Bailed Property in the amount of the full replacement cost thereof, and shall name Motorola as the loss payee;

             (2) public liability and property damage liability insurance, under the comprehensive general liability form, with limits of
         liability of no less than      *        , including contractual
         liability coverage for the indemnity obligations specified in Section 20 hereof and a products/completed operations endorsement; and

             (3) excess liability insurance, under the umbrella form, with
         a limit of liability of not less than       *         per occurrence.

         (B) ASE shall name Motorola as an additional insured under the liability insurance policies specified in Subsections 21(A)(2) and 21(A)(3) and Motorola will bear the cost of naming Motorola as an additional insured to the
extent such cost exceeds    *     . In addition, ASE's insurance must be
designated as primary. A certificate of insurance evidencing the required coverages and confirming that Motorola is identified as a loss payee or additional


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                                       15
insured as specified herein shall, upon request, be provided to Motorola prior to the commencement of any Work. ASE shall provide Motorola with written notice no later than thirty (30) calendar days prior to any expiration, termination or cancellation of any policy.

         (C) Notwithstanding the foregoing,
                                        *
                                        giving ASE written notice of said
additional requirements subject to the prior written consent of ASE, which will
not be unreasonably withheld.            *



         (D) The procurement and maintenance of insurance specified in this
Section 21 shall not limit or affect any liability of ASE under this Agreement.

22.      RECORDS AND AUDITS

         ASE shall implement and utilize such records, procedures and systems as may be specified by Motorola in writing from time to time to document, record and account for (i) the performance of the Work, (ii) the location and use of and adequate security for the Bailed Property, (iii) compliance with Motorola's quality control and reliability processes and specifications, (iv) proper documentation of shipment, delivery, invoicing and payment history and (v) other similar matters. ASE agrees to permit representatives of Motorola at reasonable times to inspect, audit and copy such books, records and documentation.

23.      CONFIDENTIALITY/NON-DISCLOSURE AGREEMENT

         (A) Pursuant to this Agreement, one Party may furnish to the other Party software, data, designs, drawings, tracings, plans, layouts, specifications, samples, equipment and other written information which is confidential and proprietary to the disclosing Party (collectively, the "Confidential Information"). All Confidential Information, as delivered in written form, shall be marked "CONFIDENTIAL" or an equivalent thereof by the disclosing Party. Any Confidential Information which is furnished orally shall be confirmed in writing as being Confidential Information within thirty (30) calendar days of being so furnished.

         (B) It is agreed that for a period of five (5) years after receipt of Confidential Information, the receiving Party shall: (i) restrict the dissemination of such Confidential Information to (a) those employees who need to use the Confidential Information in the performance of the Work and (b) those to whom


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                                       16
the receiving Party is legally compelled to disclose; and (ii) use the same degree of care as for its own information of like importance, but at least use reasonable care, in safeguarding against unauthorized disclosure of such Confidential Information. ASE agrees to have an appropriate non-disclosure agreement signed by each of its employees who may be exposed to Motorola's Confidential Information.

         (C) Notwithstanding any other provisions of this Agreement, Confidential Information shall not include any information which: (i) is now available or becomes available to the public otherwise than as a result of a breach of this Agreement by the receiving Party, (ii) is released in writing by the disclosing Party, (iii) is lawfully obtained from a third party or parties,
(iv) is known to the receiving Party prior to such disclosure by the disclosing party, (v) is at any time developed by the receiving Party prior to such disclosure or (vi) is at any time developed by the receiving Party independently of such disclosure or disclosures by the disclosing Party.

         (D) The Parties shall not disclose the existence of this Agreement or any of the terms hereof to third parties, except (i) when requested or required by any legal or other regulatory authority to disclose such information and (ii) as may be necessary to enforce the terms hereof.

         (E) Each Party agrees not to disclose to the other Party any confidential or proprietary information of third parties unless authorized to do so.

         (F) For the purposes of Section 30 hereof, any breach of the provisions in this Section 23 shall be a material breach under this Agreement.

         (G) It is expressly understood that any drawings, blueprints, descriptions, resumes, documents, tapes or any other media transferred by the disclosing Party hereunder, and all copies, modifications and derivatives thereof, shall remain the property of the disclosing Parry, and the receiving Party is authorized to use those materials only in accordance with the terms and conditions of this Agreement.

         (H) ASE agrees that Motorola's past, present and future costs of material and equipment shall be considered Confidential Information of Motorola, whether or not so marked and provided in writing in connection with Subsection 23(A) hereof.

24.      INVENTIONS

         (A) All discoveries, improvements, inventions and trade secrets created or conceived during the performance of this Agreement
                                                       *

         (B) All discoveries, improvements, inventions and trade secrets created or conceived during the performance of this Agreement
                                                       *

         (C) All discoveries, improvements, inventions and trade secrets created or conceived during the performance of this Agreement jointly by Motorola and ASE personnel shall be the joint property of Motorola and ASE, each Party having an equal and undivided one-half (1/2) joint interest therein (the "JOINTLY-OWNed IP"). Each Party may assign, license or otherwise transfer a portion or all of its rights under any such Jointly-owned IP without the consent of the other Party and without accounting to the other Party, and the Parties shall cooperate with each other in executing all necessary documents to give effect to the foregoing.

         (D)                                           *
          Motorola shall notify ASE in writing whether or not, and in which jurisdictions, Motorola elects to file such patent applications; ASE shall have the right to file patent applications in all other jurisdictions. Each Party, at its own expense, shall cooperate fully with the filing Party as may be necessary for the proper preparation, filing and prosecution of each such patent application and the maintenance, renewal and defense of each patent covering such discovery, improvement or invention.

         (E) The IP Expenses for preparing each joint patent application shall become by the Party that prepares and files the application. Before filing, the filing Party shall request the other Party to indicate whether it will agree to
pay      *       of all IP Fees and Translating Expenses, if any, in a
particular jurisdiction or group of jurisdictions. In the event that the
non-filing Party does not notify the requesting Party within     *      in
writing that it will pay      *         of all IP Fees and Translating Expenses
or if one Party desires to obtain intellectual property protection for specific Joint-owned IP (such as filing for patent protection in a certain country) and the other Party does not wish to obtain such protection, (i) the filing Party shall control and pay the cost of

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                                       18
such prosecution, (ii) but both Parties will remain joint owners and (iii) the filing shall reflect the Parties as joint owners. For the purposes of this Subsection 24(E): (i) "IP FEES" shall mean fees or other charges required to be paid to a governmental agency, office or entity to secure and maintain intellectual property rights and include filing fees, registration fees, issue fees, maintenance fees, annual taxes and annuities; (ii) "IP EXPENSES" shall mean fees, costs or other charges related to securing and maintaining intellectual property rights other than IP Fees and Translating Expenses; and
(iii) "TRANSLATING EXPENSES" shall mean fees, costs or other charges related to translating patent applications.

25.      DATA RIGHTS

         ASE hereby assigns to Motorola all rights in software, reports, drawings, sketches, formulas, notes, notebooks and designs prepared for the performance of the Work. All rights, title and interest shall vest immediately in Motorola upon preparation, shall be the sole property of Motorola and shall not be disclosed by ASE to any third party.

26.      SECURITY

         ASE agrees to take all necessary precautions to secure the areas of the Facility associated with the performance of the Work and the storage of the Bailed Property. Motorola shall have the right to audit ASE's security practices, policies, procedures and measures as they relate to the performance of the Work, and to specify such changes as may be reasonably required to protect the Work or the Bailed Property. ASE shall immediately report to Motorola any breaches or suspected breaches of its security, but such reporting shall not relieve ASE of its responsibilities hereunder.

27.      FORCE MAJEURE

         Neither Party shall be liable for failures or delays in fulfilling its obligations hereunder owing to any cause beyond its reasonable control, including, but not limited to, acts of God, governmental orders or restriction, war, threat of war, warlike conditions, fire, hostilities, sanctions, revolution, riot, looting, strike, lockout, interruption of transportation or inability to obtain necessary labor, materials or equipment. ASE shall notify Motorola promptly of any interruptions in the Work or difficulties relating to the Facility that may affect the availability of the Contract Products.

28.      ASSIGNMENT

         (A) ASE shall not assign, sublicense, delegate, subcontract or otherwise transfer this Agreement or any rights or obligations arising under this Agreement without the prior written approval of Motorola, which shall not
be unreasonably withheld.                                   *

         (B) Should any business unit of Motorola's Semiconductor Products Sector as it existed on March 11, 1999 subsequently be separated from Motorola, whether due to a sale, a spin-off or other arrangements (a "BUSINESS UNIT"), ASE agrees to extend the same terms and conditions of this Agreement (including all Supplements hereto) to such Business Unit if it so requests. ASE further agrees to extend the same terms and conditions of this Agreement and all Supplements hereto to Affiliates where "AFFILIATES" means any other person or entity controlled by or under common Control with Motorola where "CONTROL" means direct or indirect, legal or beneficial, ownership of 50% or more of the voting control of such person or entity it they so request. Purchases of Contract Products by Business Units or Related Business Units shall be considered as qualifying purchases for the purposes of Subsection 2.09(b)(ii) of the Asset Purchase Agreement.

         (C) Other than as provided in Subsection 28(B), Motorola shall not assign, sublicense, delegate, subcontract or otherwise transfer this Agreement or any rights or obligations arising under this Agreement without the prior written approval of ASE, which shall not be unreasonably withheld.

29.      NOTICES

         (A) In any case where a notice or another form of communication is to be given or made pursuant to any provision of this Agreement, such notice or communication shall be deemed to be received when given or made as follows: (i) if by hand delivery, on the day delivered; or (ii) if by telex, cable, fax or telegraph, on the next business day following the date sent.

         (B) All notices specifically required to be given under the terms of this Agreement shall be delivered to the following addresses, as applicable:

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                                       20

To ASE:

         Advanced Semiconductor Engineering, Inc.
         Room 1901
         Taiwan World Trade Center International Trade Bldg.
         19th Floor
         No. 333 Keelung Road
         Section 1
         Taipei, Taiwan
         Republic of China

To Motorola:
         Jim Duckworth
         Director of Supply Management
         Semiconductor Products Sector
         Motorola, Inc.
         7700 West Parmer Lane
         Maildrop PL03
         Austin, TX  78729

With a copy to:
         Cindi Moreland
         Director, Motorola SPS Corporate Law Department
         Motorola, Inc.
         6501 William Cannon Drive West
         Austin, TX  78735

30.      TERMINATION

         (A) If either Party defaults on any of the material obligations or conditions of this Agreement and such default remains uncured for
* after written notice to the defaulting Party specifying the nature of the default, the non-defaulting Party shall have the right to terminate this Agreement by giving written notice of termination to the defaulting Party; in such case, this Agreement shall terminate on the
* after provision of such termination notice. The defaulting Party shall have the right to cure any such default through but not after the date of termination. In the event of a cure of default, the cure shall be retroactive to the date of the notice of default. In order to cure any default of a payment obligation of this Agreement, the defaulting party shall pay
* annual interest on the amount of the obligation, appropriately prorated for the time between when the obligation was due and when it is paid.

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                                       21

         (B) Either Party shall have the right to terminate this Agreement by giving written notice of termination to the other Party at any time upon or after: (i) the filing by the other Party of a petition in bankruptcy or insolvency; (ii) any adjudication that the other Party is bankrupt or insolvent;
(iii) the filing by the other Party under any law relating to bankruptcy or insolvency; (iv) the appointment of a receiver for all or substantially all of the property of the other Party; (v) an assignment or attempted assignment for the benefit of creditors by the other Party; or (vi) the institution of any proceedings for the liquidation or winding up of the other Party's business or for the termination of its corporate charter. In any such case this Agreement shall terminate on the tenth (10th) calendar day after provision of the termination notice.

         (C) In the event of a direct or indirect taking over, or an assumption of control, of Motorola or ASE, Inc. by a third party, the non-acquired Party shall have the right to terminate this Agreement immediately at any time thereafter upon giving written notice.

         (D) Either Party shall have the right to terminate this Agreement if, in its sole judgment, official United States or Taiwan government policy, directives or rulings have been put into affect that substantially affect or change the economic viability of this Agreement and the Parties have not been able to renegotiate this Agreement in a mutually satisfactory manner within a reasonable period of time following such event. No Party shall make any claims or demands against any other Party for any damages, losses, expenses or costs, if any, incurred as a result of termination of this Agreement pursuant to this Subsection 30(D).

         (E) If any of the events and conditions set forth in Section 27 has
continued for more than                    *                     the
non-affected Party may terminate this Agreement immediately upon written notice.

         (F) If Motorola terminates this Agreement on the ground of a default by ASE, Motorola may, at its sole discretion, cancel the delivery of all unshipped, and shipped but unaccepted, Contract Products.

         (G) Within one (1) month following the termination of this Agreement, ASE shall return or destroy to Motorola each item of Technical Information and Confidential Information delivered or disclosed to ASE hereunder, and provide a certification that, through its best efforts, and to the best of its knowledge, the original and all copies, in whole or in part, in any form, of the Technical Information and Confidential Information, have been destroyed or returned to Motorola.

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                                       22

         (H) The provisions of this Section and Sections 6, 19, 20, 23, 24, 32, 34, 35, 38, and 39 shall survive the expiration or termination of this Agreement.

31.      TRANSLATION

         Notwithstanding any translation of this Agreement, the English language version shall be determinative.

32.      ENVIRONMENTAL MATTERS

         ASE shall indemnify and hold Motorola harmless from and against any liability, claim, damage, injury, expense, suit or cause of action, including but not limited to reasonable attorneys fees, arising from or caused by any toxic or hazardous substances or chemicals, as those terms are defined by the environmental health or safety laws or regulations of Taiwan, Republic of China, the country in which each ASE facility is located which are (i) used in the performance of the Work, (ii) present in the Scrap disposed of or destroyed by ASE (other than in accordance with Motorola's instructions) or (iii) present at such ASE Facility during the term of this Agreement. ASE shall comply with all applicable laws and have all necessary permits, operating licenses or authorizations necessary to operate such ASE Facility under applicable environmental safety or health laws or regulations in the country in which such ASE Facility is located.

33.      OTHER OBLIGATIONS

         (A) In connection with this Agreement, ASE agrees to comply with all applicable laws, rules, regulations and orders of any duly constituted authority, including, but not limited to, those relating to taxes, insurance, environmental regulation, transportation, country of origin and other customs requirements and occupational safety and health.

         (B) Each of Motorola and ASE covenants that:

             (1) it shall not request, induce, solicit or accept any bribe, kickback or illegal payment from any employee of the other Party;

             (2) it shall not offer or provide any gift or gratuity to any employee of the other Party (including, but not limited to, Christmas presents, money, property, services, free trips, commissions, kickbacks, paid vacation, special discounts on a product or service, or entertainment) which could be viewed as an attempt to influence the business relationship between the Parties;

             (3) it shall not solicit, encourage or participate in any activity in which the funds and assets of the other Party, would not be properly and accurately records on the books and records of the other Party in accordance with generally accepted accounting principles and practices (such as creation of false or artificial entries), or in any payment made on behalf of Motorola which would be approved or made with the intention or understanding that any part of such payment is to be used for any purpose other than that described by the documents supporting the payment (such as issuance of an invoice or other document which inaccurately reflects a transaction);

             (4) it does not presently and shall not employ any employee of the other Party in any way, directly or indirectly, which could compromise such employee's loyalty to the other Party; and

             (5) it does not presently have any employee of the other Party, or person who has a close personal relationship with an employee of the other Party, who has a financial interest in its business (including employment) to the extent that a conflict of interest may exist or be created, and it shall not allow such a situation to arise while the Agreement is in effect.

         (C) ASE      *     and                 *           the due and punctual
payment or performance, as applicable, by                  *
of the obligations, covenants, and agreements of ASE under this Agreement, and hereby waives any defense, including any suretyship defenses or offset, which it
otherwise might have or assert in the event of enforcement of such      *    .

         (D) Motorola shall have the right to deduct or offset any money due under this Agreement against any money then due and payable to Motorola by ASE under any other agreement between the parties, including, without limitation, the Asset Purchase Agreement and the agreement under which ASE purchased Motorola's final manufacturing and rest operations in Korea.

34.      EXPORT CONTROL AND GOVERNMENT APPROVAL

         The Parties acknowledge that they must comply with all applicable rules and laws in connection with this Agreement, including, but not limited to, those relating to restrictions on export and to approval of agreements. Each Party shall be responsible for obtaining and maintaining all approvals and licenses, including export licenses, permits and governmental authorizations from the appropriate governmental authorities as may be required to enable such Party to fulfill its

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                                       25
obligations under this Agreement. Each Party agrees to give reasonable assistance to the other in obtaining any such approvals, expert licenses, permits or governmental authorizations. Each Party agrees that, unless prior written authorization is obtained from the United States Bureau of Export Administration, it shall not export, re-export, or transship, directly or indirectly, any products or technical information that would be in contravention of the Export Administration Regulations then in effect as published by the United States Department of Commerce.

35.      NON-SOLICITATION OF EMPLOYEES

         (A) During the term of this Agreement neither Motorola nor ASE shall solicit any employee of the other for employment, either directly through any of
its employees,                                     *
                      .

         (B) Before making an offer of employment to any individual who is employed by Motorola during the term of this Agreement, ASE shall provide notice of its intent to make such an offer to Motorola's designated manager, and ASE and Motorola shall then discuss the circumstances which led to ASE's potential employment offer and the impact on their business relationship should any offer be made by ASE and accepted by such individual.

         (C) ASE agrees that if it hires any Motorola employee without
Motorola's consent, ASE will                       *
                        that such individual was in most recently when employed at Motorola. The parties agree that such amount
                    *                               to hire a qualified
        *            individual.

36.      SECTION TITLES

         Section titles as to the subject matter of particular sections herein are for convenience only and are in no way to be construed as part of this Agreement or as a limitation of the scope of the particular sections to which they refer.

37.      COUNTERPARTS

         This Agreement may be executed in several counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same instrument.


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                                       26

38.      APPLICABLE LAW

         The laws of the United States and, where applicable, the state of New York, shall govern this Agreement, except for that body of law known as conflicts of laws. The Parties expressly agree that the UN Convention for the International Sale of Goods shall not apply.

39.      DISPUTE RESOLUTION

         (A) The Parties shall attempt to settle any claim or controversy arising out of this Agreement through consultation and negotiation in good faith and a spirit of mutual cooperation. If those attempts fail, the dispute shall be mediated by a mutually acceptable mediator to be chosen by the Parties within
            * after written notice by one of the Parties demanding mediation. Neither Party may unreasonably withhold its consent to the selection of a mediator, and the Parties shall share the costs of the mediation equally. By mutual agreement, however, the Parties may postpone mediation until each has completed some specified but Limited discovery about the dispute. The Parties may also agree to replace mediation with non-binding alternative dispute resolution, such as neutral fact-finding or a mini-trial. Disputes relating to the intellectual property of either Party shall not be subject to mediation or alternative dispute resolution.

         (B) Any dispute which cannot be resolved through negotiation or
mediation within              *           of the initial demand by either
Party shall then be finally resolved by a court within the state of New York. The use of alternative dispute resolution shall not be construed under the doctrines of laches, waiver or estoppel to affect adversely the rights of either Party. Nothing in this Subsection 39(B) shall prevent either Party from resorting to judicial proceedings if: (i) good faith efforts to resolve the dispute under these procedures have been unsuccessful, or (ii) interim relief from a court is necessary to prevent serious and irreparable injury to one Party or to others.

         (C) EXCEPT AS MAY BE OTHERWISE SPECIFICALLY PROVIDED IN THIS AGREEMENT, IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR ANY SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES OF ANY NATURE WHATSOEVER (INCLUDING, WITHOUT LIMITATION, LOST PROFITS) REGARDLESS OF THE LEGAL THEORY ON WHICH ANY SUCH CLAIM MAY BE MADE, EVEN IF ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.


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                                       26

40.      EXCLUSIVE AGREEMENT

         This Agreement contains the complete and exclusive statement of the agreement and understanding of Motorola and ASE relating to the subject matter of this Agreement, and it supersedes all other agreements, understandings, communications, and proposals, oral or written, between the parties. Any amendment of this Agreement must be in writing and signed by authorized representatives of Motorola and ASE.

41.      SEVERABILITY

         If any provision of this Agreement should become fully or partially invalid or unenforceable for any reason whatsoever, or violate any applicable law, this Agreement is to be considered divisible as to such provision and such provision deleted from this Agreement, and the remainder of this Agreement shall be valid and binding as if such provision were not included herein. A new provision shall be substituted for any such deleted provision which shall come as close to what the parties intended, as far as legally possible, according to the sense and purpose of this Agreement.

42.      WAIVER

         The failure of any Party to enforce, at any time, or for any period of time, any provision of this Agreement, to exercise any election or option provided herein, or to require, at any time, performance of any of the provisions hereof, shall not be construed to be a waiver of such provision, or in any way affect the validity of this Agreement, or any part thereof, or the right of any Party thereafter to enforce each and every such provision.

43.      INDEPENDENT CONTRACTOR

         It is agreed that ASE is an independent contractor for the performance of the Work under this Agreement and that Motorola shall have no control over the methods and means of accomplishment thereof, except as specifically set forth in this Agreement. There is no relationship of agency, partnership, joint venture, employment or franchise between the Parties. ASE is the sole employer and principal of any and all persons performing Work under this Agreement, and is obligated to perform all requirements of an employer under applicable law, ASE employees and agents shall not be construed to be employees of Motorola, nor be entitled to participate in the profit sharing, pension, or other plans established for the benefit of Motorola's employees,

44.  ENTIRE AGREEMENT

         (A) This Agreement, which includes the Supplements and other attachments hereto, supersedes all prior discussions and writings and constitutes the entire and only contract between the Parties relating to the Work, and it may not be changed, altered or amended except in writing and signed by duly authorized representatives of all of the Parties.

         (B) If any inconsistencies arise between the terms of this Agreement, a purchase order or any other agreement entered into between the Parties, the order of precedence in determining the rights and obligations of the Parties shall be: (i) the Asset Purchase Agreement; (ii) this Agreement; (iii) the Supplements; and (iv) the relevant firm orders.

         IN WITNESS WHEREOF, the Parties hereto execute this Agreement to be effective on the date first referenced above.



Advanced Semiconductor Engineering, Inc.     Motorola, Inc.



Name: /s/ JASON CHANG                        Name: /s/ PATRICK CHOY
      --------------------------                   ----------------------------
         Jason Chang                                  Patrick Choy
Title:   Chairman                            Title:   Corporate-Vice President
Date:                                         Date:
      --------------------------                   ----------------------------


ASE (Chung Li) Inc.

Name: /s/ JASON CHANG
      --------------------------
         Jason Chang
Title:   Chairman
Date:
      --------------------------


         Avg.     Excluding Service & Freight   CPF                               CPF
Pkg      # of       1999      Q199     Prop     1999    1999      Q199    Prop    1999
Desc     Pins       Budget   Actual    Fee      Prop    Budget   Actual   Fee    Budget
---------------------------------------------------------------------------------------
                                        *

           Including Sector & Freight          Excluding Sector & Freight
           Q199      99 BUD    Prop Fee        Q199      99 BUD    Prop Fee
Pkg        @ 99       @ 99       @ 99          @ 99       @ 99       @ 99
Desc     Run Rate   Run Rate   Run Rate      Run Rate   Run Rate   Run Rate
---------------------------------------------------------------------------
                                    *


________________________
* Certain information on this page has been omitted and filed separately with the
  Commission. Confidential treatment has been requested with respect to the omitted portions.

                               Supplement Page 1

                                                                                                                         D=C/B X A


                                                                          A                                B          C          D
                                                        INTL COST      CLC COST           CLC COST
PKG DESC/    PKG CODE    10 U/C PER 10    2PC BY UNIT   COST PER UNIT  COST PER UNIT      COST PER UNIT
-------------------------------------------------------------------------------------------------------

                                                                                                                      95.01%




                                                                       *


_________________________
* Certain information on this page has been omitted and filed separately with the
  Commission. Confidential treatment has been requested with respect to the omitted portions.

                               Supplement Page 2

                                       *




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*  Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to omitted portions.

                               Supplement Page 3

                                       *




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*  Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to omitted portions.

                               Supplement Page 4

                                       *




__________________________________________
* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to omitted portions.

                               Supplement Page 5

                                       *







__________________________________________
* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to omitted portions.

                               Supplement Page 6